                                   EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT




                                 BY AND BETWEEN



                            FANNON CABLE T.V., INC.,
                            A TENNESSEE CORPORATION,



                                       AND

                           JAMES CABLE PARTNERS, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,


                            DATED AS OF JUNE 24, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
1.   SALE AND PURCHASE OF ASSETS; CLOSING DATE...................................................................1
         1.1.  Sale of Assets....................................................................................1
         1.2.  Excluded Assets...................................................................................3
         1.3.  Liabilities.......................................................................................4
         1.4.  Purchase Price and Non-Competition................................................................4
         1.5.  Closing Date and Place............................................................................6
         1.6.  Closing Documents.................................................................................7
2.  REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................................8
         2.1.  Organization and Good Standing....................................................................8
         2.2.  Authority Relative to this Agreement..............................................................8
         2.3.  Corporate Authority...............................................................................8
         2.4.  No Violation of Agreements, Etc...................................................................8
         2.5.  Compliance With Authorities.......................................................................8
         2.6.  Title to Assets...................................................................................9
         2.7.  Contracts.........................................................................................9
         2.8.  Easements, Rights-of-Way and Permits.............................................................10
         2.9.  Litigation.......................................................................................10
         2.10.  Liabilities.....................................................................................10
         2.11.  Condition of Equipment..........................................................................10
         2.12.  Cable Franchise.................................................................................11
         2.13.  Licenses, Permits and Authorizations............................................................11
         2.14.  Disclosure......................................................................................12
         2.15.  Compliance with Laws and Franchise..............................................................12
         2.16.  Absence of Certain Changes or Events............................................................12
         2.17.  Absence of Undisclosed Liabilities..............................................................12
         2.18.  Employees.......................................................................................12
         2.19.  Signal Carriage.................................................................................13
         2.20.  Additional Cable Systems........................................................................13
         2.21.  Insurance and Surety Bonds......................................................................13
         2.22.  Records.........................................................................................13
         2.23.  Bulk Sales......................................................................................13
         2.24.  Federal Aviation Authority......................................................................13
         2.25.  Rate Regulation.................................................................................14
3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................................14
         3.1.  Organization and Good Standing...................................................................14
         3.2.  Authority........................................................................................14
         3.3.  No Violation of Agreements, Etc..................................................................14
4.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.............................................................14
         4.1.  Representations and Warranties...................................................................15

         4.2.  Performance......................................................................................15
         4.3.  Consents.........................................................................................15
         4.4.  Delivery of Closing Documents....................................................................15
         4.5.  Surveys and Title Insurance......................................................................15
         4.6.  Seller's Certificate.............................................................................15
         4.7.  Corporate Authority..............................................................................16
         4.8.  Obtaining Financing..............................................................................16
         4.9.  [INTENTIONALLY OMITTED.].........................................................................16
         4.10.  No Material Adverse Change......................................................................16
5.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS................................................................16
         5.1.  Representations and Warranties...................................................................16
         5.2.  Performance......................................................................................16
         5.3.  Delivery of Closing Documents....................................................................16
         5.4.  Purchaser's Certificate..........................................................................16
6.  NON-PERFORMANCE; RISK OF LOSS...............................................................................16
         6.1.  Non-Performance..................................................................................16
         6.2.  Risk of Loss.....................................................................................17
7.  ADDITIONAL UNDERTAKINGS.....................................................................................17
         7.1.  Costs and Expenses...............................................................................17
         7.2.  Sales Taxes......................................................................................17
8.  INDEMNIFICATION BY SELLER AND PURCHASER.....................................................................17
         8.1.  Seller's and Shareholders' Indemnification.......................................................17
         8.2.  Purchaser's Indemnification......................................................................18
         8.3.  Procedure........................................................................................18
9.  ACCESS TO INFORMATION.......................................................................................19
10.  CONDUCT OF BUSINESS PENDING CLOSING........................................................................20
         10.1.  Affirmative Covenants...........................................................................20
         10.2.  Negative Covenants..............................................................................21
11.  MISCELLANEOUS..............................................................................................22
         11.1.  Survival........................................................................................22
         11.2.  Successors and Assigns; Assignment..............................................................22
         11.3.  Further Assurances..............................................................................22
         11.4.  Governing Law...................................................................................22
         11.5.  Article Headings................................................................................23
         11.6.  Modification....................................................................................23
         11.7.  Syntax..........................................................................................23
         11.8.  Cumulative Rights; Waiver.......................................................................23
         11.9.  Counterparts....................................................................................23
         11.10  Limitation on Recourse..........................................................................23
         11.11. Delivery of Schedules and Exhibits..............................................................23

                                    SCHEDULES
                                    ---------

1.1(a)   Real Estate
1.1(b)   Improvements
1.1(c)   Real Estate Leases as Landlord
1.1(d)   Other Real Estate Interests
1.1(e)   Plant, Equipment and Inventory
1.1(f)   Franchises, Permits, etc.
1.1(g)   Contracts, Leases and Agreements
1.1(h)   Choses-in-Action
1.1(i)   Intangibles
1.1(k)   Personal Property
1.1(l)   Vehicles and Equipment
1.1(m)   Earth Station, Facility and Radio Licenses
1.2               Excluded Assets
1.3.2(b)  Bulk Subscriber Agreements
2.5               FCC Licenses
2.7               Contracts
2.9               Litigation
2.13              Licenses, Permits and Authorizations
2.18              Employees and Compensation
2.19              Signal Carriage
2.21              Insurance and Bonds
2.24              FAA Approvals and Waivers
2.25              Rate Regulation


                                    EXHIBITS
                                    --------

1.  Escrow Agreement

2.  Non-Competition Agreement

3.  Seller's Counsel's Opinion Letter

4.  Seller's FCC Counsel's Opinion Letter

5.  Purchaser's Counsel's Opinion Letter

                            ASSET PURCHASE AGREEMENT


         AGREEMENT made as of the 24th day of June, 1998, by and among FANNON CABLE T.V., INC., a Tennessee corporation (the "Company"), Charles Chadwell, Letton Bush, Hollis Bush, Robert Fannon, William Fannon, Jr., Robert Chad Fannon, Michael Fannon, William Ryan Fannon and Jennifer Fannon (the "Shareholders"); (the Company and the Shareholders, jointly and severally, are each hereinafter referred to as "Seller"), and JAMES CABLE PARTNERS, L.P., a Delaware limited partnership (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller is currently the franchisee under cable television franchises serving the communities of New Tazewell, Tazewell, Harrogate and Cumberland Gap and certain unincorporated portions of Claiborne County in Tennessee (hereinafter referred to as the "Franchises"), granting Seller the right to construct, own, operate and maintain community antenna television systems within certain portions of such counties and the surrounding communities (the "Franchise Area"); and

         WHEREAS, Seller currently owns or leases all of the equipment and other tangible personal property and owns or leases real property used in the operation of the cable television systems in the Franchise Area; and

         WHEREAS, each of the above-described cable television systems (individually a "System" and collectively the "Systems) are currently in existence and in operation and under the ownership and control of Seller; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the Franchises, and all of the equipment and other personal and real property owned by Seller and used or useful in connection with the operation of the Systems.

         WHEREAS, the Shareholders will receive a direct benefit from, and have an interest in, the acquisition contemplated under this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1.   SALE AND PURCHASE OF ASSETS; CLOSING DATE

         Subject to and in reliance upon the representations, warranties and agreements hereinafter set forth, and subject to the terms and conditions hereinafter set forth:


                  1.1. Sale of Assets. Seller shall sell, transfer, assign and deliver to Purchaser and Purchaser shall purchase and acquire from Seller on the Closing Date (as hereinafter defined), all on the terms and conditions hereinafter set forth, (i) the Systems and the Franchises and (ii) all of Seller's right, title, interest and benefit, of whatever kind or nature, real, personal and mixed, tangible and intangible, whether or not reflected on Seller's books and records, known, accrued, absolute, contingent or otherwise, in and to the assets, properties and rights (but excluding those assets described in Section 1.2 hereof) used and useful in connection with the operation of the Systems, all as the same exist as of the date hereof, free and clear of and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against in the balance sheets, books of account and records of the Seller, except as otherwise expressly provided in Section 1.3 hereof, including without limitation:

                           (a)  All the real property currently owned or leased
by the Seller, as described (including a legal description) in Schedule 1.1(a) attached hereto, together with any real property acquired by the Seller, whether by ownership or lease, between the date hereof and the Closing Date (the "Real Estate");

                           (b)  All interests of the Seller in any and all
buildings, structures, cable television towers and fixtures, and other improvements now or hereafter actually or constructively attached to the Real Estate, and all modifications, additions, restorations or replacements of the whole or any part thereof (the "Improvements"), as described in Schedule 1.1(b) attached hereto;

                           (c)  All interests of the Seller as landlord (whether
named as such therein or by assignment or otherwise) in all leases and subleases, if any, of the Real Estate and the Improvements now existing or at any time hereafter made, and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits of the Real Estate or the Improvements now due or hereafter to become due with respect to the Real Estate or the Improvements or any part thereof, as described in
Schedule 1.1(c) attached hereto;

                           (d)  All of the Seller's right, title and interest in
and to all streets, roads and public places, open or proposed, and all easements, licenses and rights of way, public and private, tenements, hereditaments, rights and appurtenances, now or hereafter used in connection with the System, or belonging, incident or appertaining to, the Real Estate or the Improvements (the "Interests"), each of which is described in Schedule 1.1(d) attached hereto;

                           (e)  All property, plant, equipment, fixtures,
furnishings, machinery, antennae installations, inventory, cable strand, converters, amplifiers, house drops, towers, and other property of the Seller, as described in Schedule 1.1(e) attached hereto. The parties agree that they shall jointly participate in preparing Schedule 1.1(e) in order to avoid oversight or error in listing these assets to be acquired by Purchaser;

                           (f)  All rights of the Seller under any franchise,
permit, authorization, consent or license, as described in Schedule 1.1(f) attached hereto;

                           (g)  All rights of the Seller under any contract,
lease or other agreements, written or oral (including, without limitation, unfilled purchase orders, orders for service, headend leases, pole attachment agreements and any other agreements relating to property, plant, equipment or to real property, but excluding Seller's affiliate agreements/programming contracts with its cable programming providers), as described in Schedule 1.1(g) attached hereto;

                           (h)  All choses-in-action of Seller, as described in
Schedule 1.1(h) attached hereto;

                           (i)  All patents, copyrights, trademarks, trade
names, service marks and common law property rights owned by Seller, the right to the use of Seller's name and all assumed names of Seller, and all of the rights associated therewith (including any and all applications, registrations, extensions and renewals thereof), as described in Schedule 1.1(i) attached hereto;

                           (j)  All schematics, blueprints, engineering
specifications, data, other technical information concerning the System, and all maps, plans, diagrams, billing service reports, computer master tapes, books and records owned by Seller and relating to the operation of the Systems;

                           (k)  All office furnishings, computer software and
other miscellaneous personal property of the Seller, as described in Schedule 1.1(k) attached hereto;

                           (l)  All automotive equipment and motor vehicles
owned by the Seller and utilized in the System by Seller, as described in
Schedule 1.1(l) attached hereto;

                           (m)  All earth stations and other auxiliary
facilities owned by Seller, and all commercial radio licenses, and all applications therefore, as described in Schedule 1.1(m) attached hereto;

                           (n)  All subscriber lists, accounts receivable,
prepaid expenses, deposits, and subscription agreements and rights with respect thereto of the Seller; provided, however, that Purchaser agrees to comply with applicable right of privacy laws with respect thereto; and

                           (o)  All other assets of whatsoever nature and
wheresoever located owned by Seller and used in connection with the design, construction or operation of the Systems, including all goodwill of the Seller associated with, or pertaining to, the ownership and operation of the Systems.

         All of the foregoing business, assets, properties and rights to be transferred to Purchaser hereunder are collectively referred to herein as the "Transferred Assets."

                  1.2. Excluded Assets. Anything in the foregoing to the contrary notwithstanding, there shall be excluded from the Transferred Assets
(i) cash, (ii) Seller's affiliate agreements/programming contracts with its cable programming providers, and (iii) such other assets as are listed on
Schedule 1.2 attached hereto.

                  1.3. Liabilities. On the Closing Date, Purchaser shall assume and agree to perform and discharge the following, but only the following, as they become due for all periods from and after the Closing Date, to the extent not theretofore performed or discharged whether or not disclosed in this Agreement, any Schedule or Exhibit:

                           1.3.1.  All obligations arising from and after the
Closing Date under the Franchises, and those permits, ordinances, licenses, leases, rights-of-way, easements, pole attachment agreements, cable television service agreements and other agreements in existence on the Closing Date as set forth on Schedules 1.1(c), 1.1(d), 1.1(f), 1.1(g) and 1.1(m) attached hereto unless otherwise noted on such Schedules;

                           1.3.2.  All obligations of Seller from and after the
Closing Date under:

                           (a)  all written residential and business subscriber
agreements with customers of the Systems, and

                           (b)  all written or oral bulk subscriber agreements,
a list of all such agreements referred to in this subsection 1.3.2(b) being set forth and categorized by System on Schedule 1.3.2(b) attached hereto; and

                           1.3.3.  All obligations of Purchaser arising out of
the adjustments to be made pursuant to Section 1.4.2 hereof. All other liabilities and obligations of Seller, whether absolute, contingent or otherwise, shall be paid, performed and discharged by Seller.

                  1.4.  Purchase Price and Non-Competition.

                           1.4.1.  The total purchase price (the "Purchase
Price"), to be increased or decreased as set forth in Section 1.4.2 hereof, for the purchase and sale of the Transferred Assets, shall be the amount of Seven Million Six Hundred Fifty Thousand Dollars ($7,650,000). The Purchase Price shall be payable at Seller's option by certified funds or wire transfer of immediately available funds to a bank account designated by Seller, as follows:

                           (a)  The sum of Two Hundred Fifty Thousand Dollars
($250,000) (the "Escrow Payment") shall be deposited in escrow with First American Bank of Knoxville, Tennessee (hereinafter sometimes referred to as the "Escrow Agent") on the Closing Date, to be held in escrow ("Escrow Fund") pursuant to an Escrow Agreement among Seller, Purchaser and the Escrow Agent in the form annexed hereto as Exhibit 1.

                           (b)  Purchaser shall pay to the Company and the
Shareholders the aggregate sum of Three Hundred Thousand Dollars ($300,000) on the Closing Date by certified funds or wire transfer of immediately available funds for a covenant not to compete in the cable television business, which covenant shall be substantially in the form annexed hereto as Exhibit 2. The covenant not to compete shall, among other things, restrict the Company and the Shareholders from owning or being employed by any entity involved in video program distribution for a five year period after the Closing Date. The covenant not to compete shall apply only to those counties and those counties adjacent to the counties in which the Company currently does business.

                           (c)  At the Closing the balance of Seven Million One
Hundred Thousand Dollars ($7,100,000), increased or decreased by adjustments set forth in Sections 1.4.2 and 1.4.3 hereof, shall be paid at Seller's option by certified funds or wire transfer of immediately available funds to a bank account designated by Seller.

                           (d) The parties agree that the purchase price of
Seven Million Six Hundred Fifty Thousand Dollars ($7,650,000) will be allocated as follows:

                  Three Hundred Thousand Dollars will be allocated to the Covenant Not to Compete described in subparagraph (b) above; the remaining balance of Seven Million Three Hundred Fifty Thousand Dollars ($7,350,000) will be allocated in amount equal to the financial book value of the Seller's tangible personal and real property assets valued as of Closing; and the remaining balance will be allocated to goodwill. Further, the parties agree that they shall prepare and file those federal tax forms required under Section 1060 of the Internal Revenue Code in compliance with the foregoing allocation of purchase price.

                           1.4.2.  The Purchase Price shall be adjusted within
One  Hundred  Twenty  (120) days after the Closing Date, as follows:
                           (a)  Credits  to Purchaser for prepaid  subscription
revenues that relate to periods or services provided from and after the Closing Date and subscriber deposits.

                           (b)  Credits to Seller for all accounts receivable
that relate to current subscribers.

                           (c)  Proper allocation in accordance with applicable
accounting, billing or reporting periods, as the case may be, of all franchise or other fees, pole and other rental charges, property taxes and assessments, utility charges, rents payable, and any other fees or charges that are properly allocable between Seller and Purchaser.

                           1.4.3.  Purchaser and Seller agree to use their best
efforts to adjust the Purchase Price as provided in Section 1.4.2 so that the purchase price described in subsection 1.4.1(c) shall be known and shall be paid to Seller at Closing, including any increased amounts in excess of the Seven Million One Hundred Thousand Dollars ($7,100,000) described in subsection 1.4.1(c) if it is determined by the parties prior to Closing that such additional amounts are due Seller. Alternatively, the parties will attempt to determine prior to Closing any amounts due to Purchaser from the Escrow Fund described in subsection 1.4.1(a) and pay it as soon as possible after Closing. However, the parties acknowledge that all adjustments cannot be accomplished prior to Closing so that it may be necessary for Seller to receive subsequent payments from Purchaser, and for Purchaser to receive distributions from the Escrow Fund. To that end, within one hundred twenty (120) days after the Closing Date, Purchaser shall deliver to Seller a certificate (the "Closing Certificate") to be signed by Purchaser setting forth any changes in the adjustments made pursuant to Section 1.4.2, together with a copy of any working papers or other documents relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request. If Seller shall conclude that the Closing Certificate does not accurately reflect the changes to be made to the adjustments made pursuant to Section 1.4.2 above, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Purchaser its written statement of any discrepancy or discrepancies believed to exist. William R. James, on behalf of Purchaser, and William Fannon, on behalf of Seller (or their respective designees), shall attempt jointly to resolve the discrepancy within thirty (30) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If William R. James and William Fannon (or their respective designees), cannot resolve the discrepancy to their mutual satisfaction within such thirty (30) day period, Purchaser and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Seller and Purchaser. Such firm shall report its conclusions in writing to Purchaser and Seller and such conclusions as to adjustments pursuant to Section 1.4.2 above shall be conclusive on all parties to this Agreement and not subject to dispute or review. After adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited, if Purchaser is determined to owe an amount to Seller, Purchaser shall pay such amount thereof to Seller, and if Seller is determined to owe an amount to Purchaser, Seller shall pay such amount thereof to Purchaser, which amount shall either be debited from the Escrow Fund (as defined in Section 1.4.1(a)), or be paid directly by the Seller, at the discretion of Purchaser.

                           1.4.4.  Any remaining amounts held in the Escrow
Fund, less any amounts to which Purchaser may be entitled under the terms of this Agreement or the Escrow Agreement, shall be distributed to Seller (i) on the one hundred eightieth (180th) day from the Closing Date if there remain no claims pending under the Escrow Agreement or (ii) if there remain pending any claims under the Escrow Agreement, the date on which such claims are finally resolved.

                  1.5.  Closing Date and Place.

                           1.5.1.  The date of the closing hereunder shall take
place on June 30, 1998 or such earlier or later date (the "Closing Date") established in accordance with this Section 1.5. Closing hereunder (the "Closing") shall take place at 10:00 a.m. at Seller's counsel's offices, unless otherwise mutually agreed to by the parties.

                           1.5.2.  If at any time prior to the Closing Date all
of the conditions contained in Section 4 have been met by Seller or waived by Purchaser, Purchaser may give notice to Seller of the Closing. Such notice shall state a date and time, such date to be not fewer than two (2) days from the date of the notice, for the Closing to occur.

                           1.5.3.  If on the Closing Date all of the conditions
precedent contained in this Agreement have not been met or waived, then the Closing shall be deferred until all such conditions have been met or waived but not to a date later than September 30, 1998. Upon the last of the conditions being so met or waived, Seller or Purchaser may give notice to the other of the Closing, which notice shall state a date and time within two (2) days from the date of such notice, for the Closing to occur. At any time after September 30, 1998, Seller or Purchaser may terminate this Agreement by notice to the other party.

                  1.6. Closing Documents. At the Closing the following documents shall be delivered, unless delivery at Closing of certain documents is otherwise waived by Purchaser in writing:

                           1.6.1.  Seller shall deliver the consents in a form
mutually agreed to by Purchaser and Seller of the Franchise authorities to the transfer to Purchaser of the applicable Franchise listed on Schedule 1.1(f), regardless of whether the Franchises may by their terms be assigned without the consent of the Franchise authorities and without adverse change to the terms and conditions of the Franchises. Seller agrees to give Purchaser written notice, at least five (5) days in advance, of any meeting, hearing or conference with any Franchise authority in which transfer of such will be discussed. In order to secure the approval to the assignment of the Franchises listed on Schedule 1.1(f), Seller shall proceed immediately in good faith to prepare, file and prosecute such applications as may be necessary to effectuate approval of the appropriate authorities. Purchaser shall cooperate with Seller in the preparation, filing and prosecution of such applications and agrees to furnish all reasonable information required by said authorities. Both parties agree to use their best efforts to effectuate such approvals.

                           1.6.2.  Seller shall deliver such warranty deeds,
bills of sale with warranty of ownership, assignments, endorsements, checks and other good and sufficient instruments of sale, transfer and conveyance as shall be necessary, in the reasonable opinion of counsel to Purchaser, to vest in the Purchaser good and marketable title to the Transferred Assets, free and clear of any claims, liens, encumbrances, security interests, mortgages and restrictions of any kind whatsoever.

                           1.6.3.  Seller shall deliver all existing customer
lists, employee lists, accounts receivable lists, strand maps, construction and system design documents and other documents reasonably requested by the Purchaser relating to the Seller's business with respect to the Systems.

                           1.6.4.  Seller shall deliver the consent of any and
all authorities or other appropriate third parties to the transfer or assignment (without adverse change in terms and conditions to those now held by Seller) of any microwave systems, earth stations, contracts, franchises, agreements, permits, licenses, rights-of-way, pole attachment agreements, easements, leases and other rights, properties and interests listed in any schedule to this Agreement as required by law or agreement; provided, however, that Seller shall not be required to deliver any such consent with respect to Seller's affiliate agreements/programming contracts with its cable programming providers.

                           1.6.5.  The parties shall execute and deliver to each
other such documents as may be required under the Escrow Agreement among Seller, Purchaser and the Escrow Agent in the form annexed hereto as Exhibit 1.

                           1.6.6.  The Company, the Shareholders, and Purchaser
shall execute and deliver to each other a Non-Competition Agreement in the form annexed hereto as Exhibit 2.

                           1.6.7.  Seller and Purchaser shall each deliver to
the other an opinion of their respective counsel or counsels in substantially the forms annexed hereto as Exhibits 3, 4 and 5.

                           1.6.8.  Seller and Purchaser shall execute and
deliver all such other documents and instruments as are reasonably required by their respective counsel to consummate the transactions contemplated by this Agreement.

         2.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents, warrants and agrees, knowing and intending that Purchaser shall rely thereon in entering into this Agreement and performing the obligations on its part to be performed hereunder, that the following representations and warranties are true and correct to the best of Seller's knowledge on the date hereof.

                  2.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is duly qualified to transact business in the State of Tennessee and in all other states where, due to the business or conduct of, or property owned by, the Seller, such qualification is required by applicable law.

                  2.2. Authority Relative to this Agreement. Except as set forth in Section 2.5 below relative to compliance with authorities, Seller has the power and authority to conduct all of its business activities, to own and lease all of the properties owned and leased by it in the places where such properties are now owned and leased and to carry on its businesses as such businesses are now conducted.

                  2.3. Corporate Authority. The execution of this Agreement by Seller and its delivery to Purchaser has been duly authorized and approved by the Board of Directors and Shareholders of Seller.

                  2.4. No Violation of Agreements, Etc. This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and this Agreement and all transactions contemplated hereby will not result in the violation of any terms of the Articles of Incorporation or By-Laws of Seller or to the best of Seller's knowledge, any law or agreement to which Seller is a party or by which it is bound, subject to Seller obtaining the consents required pursuant to the terms of this Agreement.

                  2.5. Compliance With Authorities. Except as set forth herein, to the best of its knowledge, Seller is, and on the Closing Date Seller will be, in compliance with the terms, conditions, rules and regulations of the local franchising authorities' authorizations for the Systems. Seller is, and on the Closing Date Seller will be, in substantial compliance with the rules and regulations of the Federal Communications Commission ("FCC"). Although Seller has filed certain notices and reports, statements and forms required to be filed with the FCC with respect to the Systems, Seller is unable to verify that all required notices and reports, statements and forms required to be filed with the FCC have in fact been filed. Prior to Closing Purchaser will have adequate opportunity to inspect Seller's equipment and make necessary measurements at Purchaser's unfettered discretion and shall make its own determination regarding signal leakage. Attached hereto as Schedule 2.5 is a list of all FCC licenses related to the Systems, specifying (i) the type of license, (ii) the date of grant and, (iii) the date of expiration. Seller has not filed any notice, report, or supplement required to be filed with the United States Copyright Office with respect to the Systems or paid fees required to be paid with respect to the Systems under the terms of the United States Copyright Act of 1976 (Public Law 94-553) during the three years immediately preceding the execution and delivery of this Agreement. To the best of its knowledge, Seller has obtained all required certificates, permits, and clearances from governmental agencies with respect to all of Seller's towers, earth stations, business radios, and frequencies carried by the Systems, except that Seller cannot verify that all aeronautical frequency carriage notices/reports have been filed with the FCC. Further, Seller has not elected to obtain a domestic fixed satellite receive-only earth station authorization from the FCC for any such facilities utilized by the Systems. True copies of all notices and reports, statements and forms which Seller believes have been filed with the FCC and which have been located by Seller are set forth in Schedule 2.5. To the best of its knowledge, Seller has filed every annual FCC employment report for each of Seller's employment units. Except as set forth above, to the best of its knowledge, Seller is in compliance with the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996, including without limitation those provisions concerning commercial use, privacy, lockboxes and equal employment opportunity.

                  2.6. Title to Assets. On the Closing Date, Seller will have good and marketable title, right or leasehold interest, free and clear of any mortgage, lien, restriction, encumbrance, or adverse claim to all Transferred Assets, real, personal, tangible, and intangible, to be sold, assigned, licensed, or conveyed to Purchaser hereunder, and none of said Transferred Assets is now subject to any restriction which would prevent or materially adversely affect the use presently made thereof. To the extent such exist, Seller will provide Purchaser with surveys of all Real Property. Evidence as to the ownership and marketability of title of all Real Property and Improvements listed in Schedules 1.1(a) and (b) will be furnished to Purchaser prior to Closing in the form of a commitment or commitments for title insurance.

                  2.7. Contracts. To the best of Seller's knowledge, those contracts, agreements, commitments and understandings to which Seller is a party, written or oral, connected with or relating in any material respect to the present or future operation of the System, or its property or assets (except agreements for cable service that expire within one (1) year) which are to be assigned to Purchaser pursuant to this Agreement, are listed and correctly described on the Schedules attached hereto and Seller will furnish Purchaser, upon request, copies of any or all such documents prior to Closing. The Seller does not have, and will not have at the Closing, any contracts or commitments with respect to the Systems (including, without limitation, purchase orders, leases, employment agreements that cannot be terminated within thirty (30) days, agreements with any labor unions, bonus, pension, profit sharing, retirement or other similar plans providing benefits) extending beyond the date hereof, except as provided in said Schedules. To the extent that any lease, contract, undertaking, or other commitment set forth on said Schedules requires the consent of any other person or party to its assignment, Seller will procure such consent and deliver it to Purchaser on or prior to Closing; provided, however, that Seller shall not be required to deliver any such consent with respect to Seller's affiliate agreements/programming contracts with its cable programming providers. To the best of its knowledge, Seller is not, and on the Closing Date will not be, in breach of or in default under any contracts, except those which have been disclosed to Purchaser prior to the execution of this Agreement and are specifically identified on the Schedules.

                  2.8. Easements, Rights-of-Way and Permits. To the best of its knowledge, Seller (a) has all easements, rights-of-way and other land use permits, pole agreements, and similar rights that are necessary for the operation of the Systems as it is now being operated, (b) is not infringing upon the property rights of others in conducting such operation and (c) is conducting its operations in compliance with the terms of such permits, pole agreements and similar rights-of-way. To the best of Seller's knowledge, all easements, licenses and rights of way are listed and correctly described on Schedule 1.1(d). To the best of Seller's knowledge, no person, firm, corporation or other entity, upon whose property are located, maintained, installed or operated any items of Seller's personal property or equipment (whether or not such use is subject to recorded valid easements, rights-of-way or permits in full force and effect), has manifested an intention to challenge the continued location, maintenance, installation or operation of such item on such property.

                  2.9. Litigation. Except as disclosed in Schedule 2.9, there is: (a) no claim, litigation, investigation or proceeding pending, or to Seller's knowledge threatened, which affects the property or assets intended to be assigned or transferred hereunder, or which would prevent or adversely affect in any material respect the ownership, use, or operation of the same by Purchaser, nor does Seller know of any basis for any such claim, litigation, investigation or proceeding, or of any governmental investigation relative to Seller or the Systems, properties or business of Seller; (b) no threatened or pending investigation or proceeding based on violation of any state or federal law, rule or regulation; and (c) no complaint or litigation pending before any local, state or federal agency or any court or any strike or unresolved labor dispute.

                  2.10. Liabilities. Except for such amounts that are to be pro-rated in accordance with Section 1.4.2, Seller has paid, or will have paid by the Closing Date, all franchise fees, taxes, assessments, copyright fees, or other charges or fees to be paid with respect to the property and assets to be transferred or assigned hereunder which are due for the period prior to the Closing Date whether payable prior to, at, or after the Closing Date.

                  2.11. Condition of Equipment. To the best of Seller's knowledge, the Systems and all major component parts, including specifically, but not limited to, "headend" receiving and processing equipment, "headend" modulators, processors, receivers, decoders, amplifiers and associated equipment, line amplifiers, trunk line cable, and distribution cable, are, and on the Closing Date will be, in good operating condition. To the best of Seller's knowledge, the Systems, as constructed, meet all of the material technical requirements and specifications of the FCC and as set forth in the Franchise, and throughout each of the Systems, there is: (a) a minimum signal strength at all tap levels of +14dBmV; and (b) a maximum drop length of 400 feet. The parties agree that the equipment relating to the Systems, including but not limited to the cable plant and major component parts listed in this Section 2.11, are being sold on an "as is/where is" basis. Further, prior to Closing Purchaser will have adequate opportunity to inspect Seller's equipment at Purchaser's unfettered discretion and shall make its own determination as to the acceptability of the Seller's equipment.

                  2.12. Cable Franchise. Schedule 1.1(f) contains a complete list and description of the cable Franchises, together with all amendments thereto, required to operate the Systems. To the best of Seller's knowledge, the Franchises listed on Schedule 1.1(f) are the only franchise issued and currently in force and effect in the Franchise Area. Except as set forth in Schedule 1.1(f) or as contained in such franchise agreements, said Franchises have been validly issued and are in full force and effect and are not subject to any conditions or restrictions other than such as may exist by virtue of any act of Congress, the rules and regulations of any federal regulatory agency, or any law or rule adopted by the various local governing authorities. To the best of Seller's knowledge, other than orders, actions, proceedings, or investigations generally applicable to the cable television industry in the United States, there are no proceedings pending or, to the best of Seller's knowledge, threatened against or affecting the validity of any Franchise or which may materially or adversely affect the terms and provisions thereof, and Seller has no knowledge of any fact or matter that would constitute a legally valid basis for revocation or non-renewal of any Franchise. To the best of Seller's knowledge, except as set forth in Schedules 1.1(f) and (g), no other franchise, contract, lease or agreement is associated with or required in the operation of the System. To the best of its knowledge, Seller has timely invoked the renewal procedures of Section 626 of the Communications Act in the event that any Franchise's expiration date is 36 months or less after the Closing Date.

                  2.13. Licenses, Permits and Authorizations. Schedule 2.13 contains a true and complete list of all currently outstanding licenses, authorizations, permits, and orders issued by the FCC and other governmental authorities to Seller which are to be sold to Purchaser, including, but not limited to, those relating to Seller's cable television Franchises, licenses, or authorizations for stations in the Business Radio Service and for earth stations and other communications systems. To the best of Seller's knowledge, the Systems and stations are in compliance with the provisions of said licenses, authorizations, permits, and orders, and Seller has no knowledge of any violation of applicable federal, state or local laws or FCC rules in connection with the System and such stations. To the best of Seller's knowledge, no conditions or restrictions, except as stated in the licenses, authorizations, permits, or orders, or in Schedule 2.13 apply to said licenses, authorizations, permits or orders, other than such as may exist by virtue of any act of Congress or the various local governing authorities or the rules or regulations of any federal or state regulatory agency or the various local governing authorities.

                  2.14. Disclosure. To the best of Seller's knowledge, no representation or warranty made by Seller in this Agreement, nor any statement or certificate furnished or to be furnished by the Seller to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

                  2.15. Compliance with Laws and Franchise. Except as set forth in Section 2.5 above, to the best of its knowledge, Seller is, at the execution of this Agreement, and will, at the Closing, be in compliance in all material respects with all applicable laws, rules, regulations and requirements of all federal, state, and local governing authorities or agencies having jurisdiction over its Franchises, Systems, licenses, property, business, or affairs. Without limiting the generality of the foregoing, to the best of its knowledge, Seller has complied with all applicable zoning laws and building permits, and the National Electric Safety Code. To the best of Seller's knowledge, the Systems have been operated and are in compliance in all respects with the provisions of all franchises, permits, licenses, consents and other authorizations from governmental authorities, utilities and other third parties needed for and pursuant to which the Systems are owned and operated (collectively, the "Authorizations"), and all instruments granting the Authorizations (the "CATV Instruments").

                  2.16. Absence of Certain Changes or Events. Between the date of execution of this Agreement and the Closing Date, there shall have been no material adverse changes in the financial condition, assets, or business of any single System or the Systems. "Material adverse change" shall mean destruction of equipment with an aggregate cost value of more than Twenty Five Thousand Dollars ($25,000). Without limiting the generality of the foregoing, since the date of execution of this Agreement to the Closing Date, there shall not have been, with respect to any single System:

                           2.16.1. Any damage, destruction, or loss or any event
or condition of any character materially and adversely affecting the System's properties or business;

                           2.16.2. Any sale, transfer, assignment, pledge,
hypothecation or mortgage of any of the Transferred Assets;

                           2.16.3. Any material transaction with respect to the
System entered into other than in the ordinary course of business, except this Agreement.

                  2.17. Absence of Undisclosed Liabilities. To the best of Seller's knowledge, there are no material undisclosed or contingent liabilities or commitments with respect to the Systems, Transferred Assets or Franchises. "Material liabilities" shall mean liabilities in the aggregate exceeding Twenty Five Thousand Dollars ($25,000).

                  2.18. Employees. On the Closing Date, Seller shall have paid all wages, salaries, employment taxes of any kind, and employee benefits of all employees of the System due for the period prior to Closing. Schedule 2.18 is a true and complete list as of the date of this

Agreement setting forth the names of each person employed by Seller and, with respect to each such person, current annual rate of, or the method of determining his or her, compensation and any fringe benefits.

                  2.19. Signal Carriage. Annexed hereto as Schedule 2.19 is a list of all stations or signals carried by the Seller on the Systems, with an indication as to how each signal is delivered to the headend, e.g. microwave, satellite earth station or off-air reception. Except as set forth in Section 2.5 above, Seller has the legal right and authority, including, without limitation, all necessary authorizations from the FCC and all state or local regulatory authorities having jurisdiction over the Systems, and retransmission consent or "must carry" assertion by the applicable broadcaster, to continue to carry and use all signals now being carried. Seller will make its best efforts to assure that all broadcast signals that are carried at the Closing Date will qualify for compulsory copyright licenses provided for in Section 111 of the Copyright Act of 1976 and, subject to any changes in circumstances that occur after the Closing Date, their carriage will not subject Purchaser to payment of any 3.75% copyright liability.

                  2.20. Additional Cable Systems. To the best of Seller's knowledge, there are no plans of any third party for the establishment of any additional community antenna television systems, wireless, SMATV, MDS, MMDS, DBS, or other broad or narrow band video distribution systems within the Franchise Area.

                  2.21. Insurance and Surety Bonds. Annexed hereto as Schedule
2.21 is a list of all insurance policies and surety bonds presently in effect that insure the property and liability of the Systems. Seller has provided Purchaser with copies of all such insurance policies and surety bonds. To the best of Seller's knowledge, all such policies and bonds are sufficient for compliance with all material requirements of law and of all agreements to which Seller is a party.

                  2.22. Records. Seller's records with respect to the Systems relating to trade or other recurring payables, subscriber lists, billings, payments received, bank statements, check records, and deposit records have been brought up to date as of the date of this Agreement and are complete, correct and accurate in all material respects.

                  2.23. Bulk Sales. Neither the sale and transfer of the Transferred Assets pursuant to this Agreement, nor Purchaser's possession and use thereof from and after the Closing because of such sale and transfer, will be subject to (a) any law pertaining to bulk sales or transfers or to the effectiveness of bulk sales or transfers as against creditors of Seller, or (b) the imposition of any liability upon Purchaser for appraisal rights or other liability owing to any shareholder of Seller.

                  2.24. Federal Aviation Authority. To the best of its knowledge, Seller has obtained all necessary Federal Aviation Authority ("FAA") approvals and waivers with respect to the Systems' towers, each of which is listed on Schedule 2.24. Seller has furnished to Purchaser true and complete copies of all documents listed on Schedule 2.24 as well as all correspondence with any governmental authorities having a material relevance thereto. To the best of Seller's knowledge, all existing towers of the Systems are obstruction marked and lighted in accordance with the rules and regulations of the FAA. To the best of Seller's knowledge, to the extent required by the rules and regulations of the FAA, Seller has provided proper notice to the FAA prior to the construction or alteration of radio towers used in the operation of the Systems. Prior to Closing Purchaser will have adequate opportunity to inspect the Systems' towers at Purchaser's unfettered discretion and shall make its own determination as to the acceptability of the Systems' towers.

                  2.25. Rate Regulation. Except as disclosed in Schedule 2.25, there is: (a) no existing rate regulation affecting any Franchise or System; (b) no claim, litigation, investigation or proceeding pending, or to Seller's knowledge threatened, relating to any existing rate regulation affecting any Franchise or Systems; and (c) no investigation or proceeding pending, or to Seller's knowledge threatened, regarding the adoption of any rate regulation which would affect any Franchise or System.

         3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents, warrants and agrees, knowing and intending that Seller shall rely thereon in entering into this Agreement and performing the obligations on its part to be performed hereunder, that the following representations and warranties are true and correct on the date hereof.

                  3.1. Organization and Good Standing. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.2. Authority. The execution, delivery and consummation of this Agreement have been duly authorized and will not conflict with, or result in a default under, any provision of the Certificate of Limited Partnership of Purchaser or any agreement or instrument to which Purchaser is a party or by which it is bound. This Agreement constitutes a valid and binding obligation of Purchaser enforceable upon and in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally. The General Partner of Purchaser, James Communications Partners, has the authority to execute this Agreement on behalf of Purchaser and to execute, deliver and perform such other documents necessary to consummate the transactions contemplated hereby.

                  3.3. No Violation of Agreements, Etc. This Agreement constitutes a valid and binding obligation of Purchaser, and this Agreement and all transactions contemplated hereby will not result in the violation of the Partnership Agreement of Purchaser or any law or other agreement to which it is bound.

         4.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Purchaser's obligations hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived in whole or in part by Purchaser by giving written notice to Seller to that effect:

                  4.1. Representations and Warranties. Seller's representations and warranties contained herein and in any certificate or document delivered to Purchaser pursuant hereto shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects.

                  4.2. Performance. Seller shall have performed and complied with all covenants and agreements by it required to be performed prior to or at the Closing.

                  4.3. Consents. The required governmental and regulatory authorities and third parties shall have approved in writing in form satisfactory to Purchaser the assignment from Seller to Purchaser of the Franchises, and all licenses, permits, authorizations, pole attachment agreements, contracts, and leases necessary for operation of the Systems within the Franchise Area; provided, however, that Seller shall not be required to deliver any such consent with respect to Seller's affiliate agreements/programming contracts with its cable programming providers. Seller shall have delivered to Purchaser a certificate, reasonably satisfactory to Purchaser, of an appropriate official of each municipal authority that has issued Seller a CATV Instrument, as defined in Section 2.15, for the Systems, to the effect that such CATV Instrument is valid, in full force and effect and not in default, has been approved for transfer to Purchaser, and that Purchaser has all necessary approvals to own or operate the Systems from each respective authority.

                  4.4. Delivery of Closing Documents. Seller shall have entered into, and delivered to Purchaser, such documents as may be required by the Escrow Agreement as set forth at Exhibit 1 hereto, the Non-Competition Agreement as set forth at Exhibit 2 hereto, the Opinions of Counsel as set forth in Exhibits 3 and 4 hereto and all other closing documents required to be delivered by Seller to Purchaser pursuant to Section 1.6 hereof.

                  4.5. Surveys and Title Insurance. Seller shall have delivered to Purchaser surveys of the Real Estate (excluding leasehold estates having a remaining term of less than five (5) years, including all renewal options) prepared by a registered or licensed engineer or surveyor in accordance with the American Land Title Association Standards and a commitment or commitments for title insurance for the benefit of Purchaser covering all of the Real Estate, insuring title to such Real Estate in a manner and in an amount satisfactory to Purchaser, with only those exceptions as Purchaser shall approve. The above-referenced surveys shall be currently dated, shall bear a proper certificate by the surveyor, which certificate shall include the legal description of the Real Estate and shall be made in favor of Purchaser and the title insurance company, and shall show the outline of the Real Estate, all buildings, structures, paving, driveways, fences and other improvements thereon, all easements, encroachments and other matters affecting the Real Estate, and the square footage or acreage of the Real Estate. The cost of obtaining such surveys and title insurance, commitments and all premiums with respect to the title insurance policies to be issued thereto, shall be paid by Purchaser.

                  4.6. Seller's Certificate. Seller shall deliver to Purchaser a certificate of its President, dated the Closing Date, certifying, in such form as Purchaser may reasonably request, as to the fulfillment of the conditions set forth in Sections 4.1, 4.2, and 4.10.

                  4.7. Corporate Authority. The execution of this Agreement by Seller and its delivery to Purchaser shall have been duly authorized and approved by the Board of Directors and Shareholders of Seller.

                  4.8. Obtaining Financing. Purchaser shall have obtained financing for this transaction on terms and conditions acceptable in every regard to Purchaser in its sole and complete discretion.

                  4.9.  [INTENTIONALLY OMITTED.]

                  4.10. No Material Adverse Change. From June 25, 1996 to the Closing Date, there shall not have been any material adverse change in the Transferred Assets, any Franchise or any System.

         5.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Seller's obligations hereunder are subject to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  5.1. Representations and Warranties. The Purchaser's representation and warranties contained herein and in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects.

                  5.2.  Performance.   Purchaser shall have performed and
complied with all covenants and agreements required of Purchaser prior to or at the Closing.

                  5.3. Delivery of Closing Documents. Purchaser shall have entered into, and delivered to Seller, such documents as may be required by the Escrow Agreement as set forth at Exhibit 1 hereto, the Non-Competition Agreement as set forth at Exhibit 2 hereto, the Opinion of Counsel as set forth in Exhibit 5 and all closing documents required to be delivered by Purchaser to Seller pursuant to Section 1.6 hereof.

                  5.4. Purchaser's Certificate. Purchaser shall deliver to Seller a certificate of its general partner, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 5.1 and 5.2.

         6.  NON-PERFORMANCE; RISK OF LOSS

                  6.1. Non-Performance. Either Seller or Purchaser shall have the right to terminate this Agreement at or prior to the Closing in the event that another party shall default in the performance of any of its material obligations to be performed hereunder, or should any covenant, warranty or representation made by the other party in this Agreement prove to be incorrect in any material sense; provided, however, that the party against whom such termination is to be imposed shall have the right, for a period of ten (10) days after receiving written notice from the other of the alleged default, to correct or satisfy the condition or covenant giving rise to the default. It is recognized that the Transferred Assets are special and unique and that money damages payable to Purchaser may be impossible to ascertain and an inadequate remedy in respect of a breach or non-performance of this Agreement by Seller, so it is mutually agreed that, in addition to any other remedies available to either party under this Agreement or at law or equity, either party shall have the right to require specific performance of this Agreement by the other party and to enforce this Agreement by injunctive or other equitable relief.

                  6.2. Risk of Loss. Any loss by reason of fire, explosion, earthquake, windstorm, accident, flood, act of God, war, seizure or activities of the armed forces, or other casualty, ordinary wear and tear excepted, of any of the Transferred Assets until the Closing Date shall be the responsibility of Seller. If such loss or damage shall be sufficiently substantial to preclude the resumption of normal operation or a substantially complete restoration of any substantial part of the System within thirty (30) days, or if such loss or damage materially and adversely affects the value of the Transferred Assets to the extent of more than five percent (5%) of the fair market value thereof, Seller shall immediately notify Purchaser in writing. Purchaser, at any time within fifteen (15) days after receipt of such notice, may elect to either (i) accept the proceeds of any insurance coverage and consummate the transactions contemplated by this Agreement, or (ii) terminate this Agreement. In the latter event, all parties hereto shall stand fully released and discharged from any and all obligations under this Agreement. If Purchaser elects to consummate the transactions contemplated by this Agreement, the Purchase Price shall be reduced by the amount of such loss or damage not compensated by insurance proceeds accepted by Purchaser on or before the Closing Date.

         7.  ADDITIONAL UNDERTAKINGS

                  7.1. Costs and Expenses. Purchaser and Seller shall each pay any and all of their own costs and expenses, including attorneys' fees, relating to the execution and delivery of this Agreement and the consummation of all transactions contemplated herein. Purchaser shall pay to Communications Equity Associates ("CEA") such fee as is due and payable to CEA if the transactions contemplated in this Agreement are consummated and a fee is thereby due and payable to CEA. Other than the agreement between Purchaser and CEA, the parties are aware of no other broker, finder or agent involved in the negotiation, execution or consummation of this Agreement or the transactions contemplated in this Agreement. Seller represents that it has not enlisted the services of any broker and based on that representation that it shall not be liable for any brokerage fees or commissions.

                  7.2. Sales Taxes. Seller shall pay all sales, transfer or similar taxes or fees, if any, incurred as a result of the consummation of the transaction contemplated hereby.

         8.  INDEMNIFICATION BY SELLER AND PURCHASER

                  8.1. Seller's and Shareholders' Indemnification. From and after the Closing Date, Seller and Shareholders shall and do hereby jointly and severally indemnify and hold Purchaser harmless from and against the following:

                           8.1.1.  Any and all liabilities and obligations of,
or claims against, Seller or the Transferred Assets arising from or relating to the operation of the Systems or the

Transferred Assets prior to the Closing Date, whether such charges were payable prior to, at, or after the Closing Date;

                           8.1.2.  Any and all liabilities and obligations of,
or claims against, Seller or the Transferred Assets not expressly assumed by Purchaser pursuant to the terms of this Agreement;

                           8.1.3.  Any and all losses, claims, liabilities,
damages or deficiencies resulting from any misrepresentation, breach of warranty, covenant or non-fulfillment of any agreement on the part of Seller contained in this Agreement, including without limitation claims for brokerage fees or commissions, or in any statement, schedule, list, agreement or certificate furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby; and

                           8.1.4.  Any and all actions, suits, proceedings,
claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and disbursements, incident to any of the foregoing.

                  8.2. Purchaser's Indemnification. From and after the Closing Date, Purchaser shall and does hereby indemnify and hold Seller harmless from and against the following:

                           8.2.1.  Any and all liabilities and obligations of,
or claims against, Seller arising from or relating to the operation of the Systems or the Transferred Assets on or after the Closing Date;

                           8.2.2.  Any and all losses, claims, liabilities,
damages or deficiencies resulting from any misrepresentation, breach of warranty, covenant or nonfulfillment of any agreement on the part of Purchaser contained in this Agreement or in any statement, schedule, list, agreement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transaction contemplated hereby; and

                           8.2.3.  Any and all actions, suits, proceedings,
claims, demands, assessments, judgments, costs and expenses, including reasonable attorney's fees and disbursements, incident to any of the foregoing.

                  8.3. Procedure. The party seeking indemnification ("Indemnitee") shall give prompt notice to the other party[ies] ("Indemnitor") of any claim, liability or other circumstance as to which recovery may be sought because of the indemnity set forth in this Section 8 and shall permit Indemnitor, at its sole cost and expense, to assume the defense of any claim or any litigation resulting from such claim. Failure by Indemnitor to notify Indemnitee of its election to defend any such action within fifteen (15) days after notice thereof shall be deemed a waiver by Indemnitor to its right to defend such action. If Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the obligations of Indemnitor hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to hold the Indemnitee harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement or any judgment in connection with such claim or litigation resulting therefrom. Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (except with the written consent of Indemnitee) or enter into any settlement (except with the written consent of Indemnitee), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation. If such defense is unsuccessful or abandoned by Indemnitor, then, upon Indemnitor's failure to pay an amount sufficient to discharge any such claim or judgment, Indemnitee may pay and settle the same and Indemnitor's liability shall be conclusively established by any such payment.

                           8.3.1.  If Indemnitor shall not assume the defense of
any such claim or litigation resulting therefrom, Indemnitee may defend against and settle such claim or litigation in such manner as it may deem appropriate and reasonable, and Indemnitor shall promptly reimburse Indemnitee for the amount of all expenses, legal or otherwise, incurred by Indemnitee for the amount of all expenses, legal or otherwise, incurred by Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement is made, Indemnitor shall promptly reimburse Indemnitee for the amount of any judgment rendered with respect to such claim or such litigation and of all expenses, legal or otherwise, incurred by the Indemnitee in the defense thereof.

                           8.3.2.  If Indemnitee is entitled to indemnification
hereunder, then to the extent that Indemnitor shall have failed to make prompt payment thereof Indemnitee shall have the right to utilize the funds deposited with the Escrow Agent.

                  8.4. Limitation on Indemnification. Notice of any claim, liability, or other circumstances as to which the purchase price may be adjusted pursuant to Section 1.4.2 must be given on or before the one hundred and twentieth day after the Closing Date. Notice of any claim, liability, or other circumstance as to which recovery may be sought under any other provision of this Agreement, must be given in accordance with Section 8.3 on or before the one hundred eightieth day after the Closing Date. Purchaser may not seek indemnification from Seller or the Shareholders pursuant to the terms of this Agreement in an aggregate amount in excess of the amount held pursuant to terms of the Escrow Agreement. Similarly, the Company and Shareholders may not seek indemnification from Purchaser in an aggregate amount in excess of $250,000.

         9.  ACCESS TO INFORMATION

         The parties agree that the assets are sold "as is, where is" to Purchaser. As such, Seller shall accord reasonable access during normal business hours prior to the Closing Date to Purchaser, and its representatives, to all of Seller's physical properties, employees, contracts, and commitments to be assumed by Purchaser, accounting records relating to the System to be sold hereunder, technical records, and records pertaining to subscriber payments and obligations, and shall furnish Purchaser during such period with all information concerning operation of the System that Purchaser reasonably may request. Any and all information, disclosures, knowledge, or facts regarding Seller and its operations and properties, derived from or resulting from Purchaser's acts or conduct (including, but not limited to, acts or conduct of Purchaser's agents, attorneys, employees, representatives, or any of them) under the provisions of this paragraph and this Agreement ("Evaluation Material") shall be confidential and shall not, except as may be required by law or authorized in writing by Seller, be divulged, disclosed, or communicated to any other person (including brokers), firm, corporation, or entity. If the transactions contemplated in this Agreement are not consummated within the time required, Purchaser shall return the tangible portion of the Evaluation Material relating to Seller, including but not limited to, documents, records, files, other papers, computer diskettes and the like, within three business days after receipt of written demand for same by Seller.

         10.  CONDUCT OF BUSINESS PENDING CLOSING

         The Seller covenants that pending the Closing Date:

                  10.1. Affirmative Covenants. From the date hereof until the Closing Date, the Seller shall, with respect to each System:

                           10.1.1. Maintain the general character of the
System's business and conduct its business in the ordinary and usual manner;

                           10.1.2. Maintain its usual business and accounting
records;

                           10.1.3. Maintain the System's properties in good
repair and condition;

                           10.1.4. Observe and perform all material contracts
and agreements now existing or hereafter entered into;

                           10.1.5. Maintain presently existing insurance
coverage;

                           10.1.6. Require performance according to their terms
of all contractual provisions now existing or hereafter entered into designed for the benefit or protection of the System's business;

                           10.1.7. Pay all costs and expenses incurred in
connection with the operation of the System's business;

                           10.1.8. Pay all federal, state, and local taxes and
fees with respect to the System, its operation or this sale and file all returns required therefor;

                           10.1.9. Use its best efforts to comply with all
applicable statutes and ordinances and rules and regulations of public authorities with respect to the System, and obtain and maintain all required licenses or permits and pay all license or permit fees required therefor; and

                           10.1.10. Maintain the tangible personal property used
in the operation of the System in a normal state of repair and operating efficiency.

                  10.2. Negative Covenants. From the date hereof until the Closing Date, the Seller shall not, with respect to any System, without first obtaining Purchaser's prior written consent:

                           10.2.1.  Enter into any agreement, contract, or
commitment other than in the ordinary course of business, or as required by this Agreement;

                           10.2.2.  Increase the compensation of any of the
System's employees; or

                           10.2.3.  Sell, transfer or otherwise dispose of any
interest in the Seller or the System's assets or properties.

                  10.3.  NOTICES

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when either personally served, mailed by certified or registered mail return receipt requested, delivered by an overnight courier service with guaranteed next day delivery or sent by facsimile:

                  (a)  To Purchaser at:

                           Mr. William R. James
                           James Cable Partners, L.P.
                           710 North Woodward Avenue
                           Bloomfield Hills, MI  48304
                           FAX:  (248) 647-1321

                           with a copy to:

                           Brad B. Arbuckle, Esq.
                           Miller, Canfield, Paddock and Stone, P.L.C.
                           1400 N. Woodward Avenue, Suite 100
                           Bloomfield Hills, MI  48304
                           FAX: (248) 258-3036

                  (b)      To Seller at:

                           Fannon Cable T.V., Inc.
                           Mr. William Fannon
                           500 Central Avenue
                           LaFollette, TN 37766
                           FAX: (423) 566-2212
                           with a copy to:

                           Dale C. Allen, Esq.
                           Woolf, McClane, Bright, Allen & Carpenter
                           900 River View Tower
                           900 S. Gay Street
                           Knoxville, TN  37902-1810
                           FAX:  (423) 215-1001

                  (c)  To Shareholders at:

                           Fannon Cable T.V., Inc.
                           Mr. William Fannon
                           500 Central Avenue
                           LaFollette, TN 37766
                           FAX: (423) 566-2212

or to such other address or facsimile number or to such other persons as Purchaser, Seller, or Shareholders shall have last designated by written notice to the other parties.

         11.  MISCELLANEOUS

                  11.1. Survival. The representations and warranties of Seller, Purchaser, and Shareholders contained herein, and/or in any certificates or documents submitted pursuant to or in connection with the Agreement, and the affirmative obligations undertaken herein shall survive the Closing Date and the sale and delivery of the Transferred Assets hereunder.

                  11.2. Successors and Assigns; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns. The privileges, benefits, duties, obligations, powers and responsibilities of each party to this Agreement (other than Purchaser) under this Agreement are personal unto such party and shall not be assigned, pledged, hypothecated, encumbered, or otherwise transferred without the prior written consent of Purchaser. Unless otherwise expressly authorized by Purchaser, no such assignment, pledge, hypothecation, encumbrance or other transfer by any such party shall relieve such party from any of its obligations under this Agreement. Purchaser may assign this Agreement to any of its partners or any affiliate of any of its partners at any time.

                  11.3. Further Assurances. The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

                  11.4. Governing Law. This Agreement shall be governed by and construed according to the substantive law (and not the conflicts of law principles) of the State of Tennessee.

                  11.5. Article Headings. The article headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  11.6. Modification. This Agreement shall not be amended, modified or supplemented at any time unless by a writing executed by the parties hereto. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which have heretofore matured hereunder.

                  11.7. Syntax. All references made and pronouns used herein shall be construed in a singular or plural, and in such gender as the sense and circumstance require.

                  11.8. Cumulative Rights; Waiver. Each and every right granted to a party hereunder, or in any other document contemplated hereby, or delivered hereunder or executed concurrently herewith, or by law or equity (unless otherwise limited by this or any other agreement), shall be cumulative and may be exercised at any time, or from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. The failure of any party at any time, or from time to time, to require performance by any other party of any term, condition or provision of this Agreement shall in now way alter or otherwise affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term, covenant or provision contained in this Agreement, whether by conduct or otherwise, at any time or from time to time, shall be deemed to be or be construed as a further or continuing waiver of any such condition or breach or as a waiver of any other condition or subsequent breach of the same or any other term, covenant or provision.

                  11.9. Counterparts. This Agreement may be executed in counterpart versions.

                  11.10 Limitation on Recourse. Recourse for performance of Purchaser's obligations under this Agreement, including but not limited to payment of the Purchase Price or any fees, expenses, indemnities, claims or damages (or other amounts of any kind), or recourse under or upon any obligation, covenant or agreement of Purchaser in this Agreement shall be limited to the assets of the Purchaser and no recourse shall be had against any past, present or future partner of the Purchaser (including any general partner), or any officer, director, manager, employee, past, present or future, of the Purchaser or any past, present or future partner of the Purchaser (including any general partner) or of any successor corporation or partnership or against the property or assets of any such partner, officer, employee, manager or director, either directly or through the Purchaser or any partner of the Purchaser (including any general partner) or any successor corporation or partnership.

                  11.11. Delivery of Schedules and Exhibits. The parties hereto acknowledge that the form and substance of Exhibits 1 - 5 have not been agreed upon and that all of the Schedules and supporting documentation to be delivered hereunder have not been delivered. As soon as practicable after the execution of this Agreement by both Seller and Purchaser, but not later than thirty (30) days after the execution of this Agreement by both Seller and Purchaser, Seller shall deliver to Purchaser the Schedules together with all supporting documentation. Purchaser shall have the right to rescind this Agreement, by written notice to Seller, for a period of fifteen (15) days after the date that Purchaser shall have received the last of the Schedules and supporting documentation if the information contained in such Schedules or supporting documentation differs materially from the information previously provided to Purchaser. In the event of such rescission by Purchaser, this Agreement shall be terminated and have no further force or effect, the parties hereto shall have no further obligations or liabilities hereunder and the Escrow Payment, together with interest and earnings thereon, shall be returned to Purchaser. In the event Purchaser does not notify Seller of such rescission, the Schedules shall be deemed approved. Purchaser and Seller shall use their best efforts to agree on the appropriate form and substance of Exhibits 1 - 5, inclusive, not later than forty-five days after the execution of this Agreement by both Seller and Purchaser. If the parties do not agree on the appropriate form and substance of such Exhibits within such time, then each party shall have the right to rescind this Agreement. In the event of such rescission, this Agreement shall be terminated and have no further force or effect, the parties hereto shall have no further obligations or liabilities hereunder and the Escrow Payment, together with interest and earnings thereon, shall be returned to Purchaser.



         IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed, sealed and delivered as of the date first above written.

COMPANY                                           SHAREHOLDERS

FANNON CABLE T.V., INC.,
a Tennessee corporation                           ______________________________
                                                  Charles Chadwell,
                                                  Individually as a Shareholder
By ___________________________
         William Fannon
         Its President                            ______________________________
                                                  Letton Bush,
                                                  Individually as a Shareholder

                                                  ______________________________
                                                  Hollis Bush,
                                                  Individually as a Shareholder


                                                  ______________________________
                                                  Robert Fannon,
                                                  Individually as a Shareholder



                                                  ______________________________

                                                  William Fannon, Jr.,
                                                  Individually as a Shareholder


                                                  ______________________________
                                                  Robert Chad Fannon,
                                                  Individually as a Shareholder


                                                  ______________________________
                                                  Michael Fannon,
                                                  Individually as a Shareholder


                                                  ______________________________
                                                  William Ryan Fannon,
                                                  Individually as a Shareholder


                                                  ______________________________
                                                  Jennifer Fannon,
                                                  Individually as a Shareholder

                                                  PURCHASER

                                                  James Cable Partners, L.P., a
                                                  Delaware limited partnership
                                                  By:      James Communications
                                                           Partners, a Michigan
                                                           co-partnership and
                                                           its General Partner
                                                  By:  Jamesco, Inc.,
                                                  a Michigan
                                                  corporation and a
                                                  General Partner of
                                                  James Cable
                                                  Partners, L.P.


                                                  By __________________________
                                                           William R. James
                                                           Its President

                                    EXHIBIT 1
                                    ---------


         THIS ESCROW AGREEMENT (this "Agreement"), dated as of ______________, 199___, by and among FANNON CABLE T.V., INC., a Tennessee corporation ("Seller"), JAMES CABLE PARTNERS L.P., a Delaware limited partnership ("Buyer"), and FIRST AMERICAN BANK OF KNOXVILLE, a ______________ (the "Escrow Agent").

                               W I T N E S E T H:

         WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") for the purchase by Buyer of franchises, assets, licenses, rights and business of Seller relating to certain cable television systems; and

         WHEREAS, Buyer has agreed to deposit with the Escrow Agent on the Closing Date, as defined in the Asset Purchase Agreement, the sum of Two Hundred Fifty Dollars ($250,000), to be held for the benefit of Seller and Buyer;

         WHEREAS, the parties desire that the funds deposited hereunder shall be held and disbursed pursuant to the terms of this Agreement; and

         WHEREAS, all capitalized terms not defined herein shall have the meanings specified in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1        Appointment of Escrow Agent. Buyer and Seller hereby appoint
Escrow Agent to act as escrow agent on the terms and conditions set forth herein and Escrow Agent hereby accepts such appointment on such terms and conditions.

         2        Deposit of Funds with Escrow Agent. On the Closing Date, Buyer shall deposit the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Escrow Fund") with Escrow Agent, which amount Escrow Agent shall hold in escrow for the benefit of Seller and Buyer (the "Escrow Account"). Escrow Agent shall be the sole signatory on the Escrow Account.

         3        Retention of Funds in Escrow Account. At the Closing, Seller
and Buyer shall deliver a joint or counterpart notice to the Escrow Agent directing the deposit of the Escrow Fund into the Escrow Account.

         4        Investment of Funds. Escrow Agent shall invest and reinvest amounts in the Escrow Account at a major banking institution or in such manner as jointly directed by Seller and Buyer in writing.




                                      E-1-1

         5        Earnings on Escrow; Ownership of Fund. All interest and other earnings on the Escrow Fund (the "Earnings") shall be added to the Escrow Account, but shall not become part of the Escrow Fund. All Earnings on the Escrow Fund earned on or after the Closing Date shall belong to Seller; provided, however, that Earnings on any portion of the Escrow Fund which may be paid to Buyer pursuant to this Agreement shall belong to Buyer. On and after the Closing Date the Seller shall be deemed to be the owner of the Escrow Fund and Earnings for tax purposes.

         6        Distributions and Termination.

                  (a) If at any time prior to one hundred eighty (180) days after the Closing Date, the Escrow Agent receives written instructions from either (i) Buyer to make a payment to Seller, or (ii) Seller to make a payment to Buyer, then the Escrow Agent shall make such payments out of the Escrow Fund (together with the Earnings on such amount through the date of payment) to Buyer or Seller, as applicable, in accordance with such instructions, unless the amounts in the Escrow Account shall be insufficient to comply with such instructions, in which case the Escrow Agent shall pay the Escrow Fund (together with the Earnings thereon through the date of payment) to the appropriate party, shall advise Buyer and Seller in writing of the amount of such payment and this Escrow Agreement shall be deemed terminated.

                  (b) Prior to one hundred eighty (180) days after the Closing Date, Seller and Buyer may jointly deliver to the Escrow Agent a notice (the "Instruction Notice") setting forth the amounts, if any, due to Buyer or Seller pursuant to the Asset Purchase Agreement. The Escrow Agent shall, upon receipt of such notice, pay to either Seller or Buyer the amount stated in the Instruction Notice and the Earnings on such amount through the date of payment.

                  (c) The Escrow Agent may make any payment out of the Escrow Fund that may at the time be permitted to be made under the provisions of Sections 8 and 9 below, and shall make all such payments that at the time are required to be made under such Sections or are jointly requested in writing by the Buyer and the Seller.

                  (d) All remaining amounts held in the Escrow Account, less any amounts to which Buyer may be entitled under the terms of the Asset Purchase Agreement or this Agreement, shall be distributed to Seller
         (i) on the one hundred eightieth (180th) day from the Closing Date if there remain no Unresolved Claims pending under this Agreement or (ii) if there remain pending Unresolved Claims under this Agreement, the date on which such claims are finally resolved.

                  (e) Upon payment of all remaining amounts held in the Escrow Account under Section 7(d) above, this Agreement shall terminate, provided, however, that this Agreement shall terminate on the earlier date, if any, that no funds continue to be held by Escrow Agent.




                                      E-1-2

                  (f) In the event the Escrow Fund is insufficient to pay in full any amounts required pursuant to the Asset Purchase Agreement, nothing therein or herein shall prejudice the right of the party to whom the amount is due to collect from the other party the balance due (including any reasonable costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, and fees and costs incurred by the Escrow Agent) after application of all sums paid by Escrow Agent.

         7. Unresolved Claims; Definition. The term "Unresolved Claims" shall mean any claim or request made pursuant to the Asset Purchase Agreement which may be made against the Escrow Fund, or any Earnings thereon, in accordance with the Asset Purchase Agreement or this Agreement, which is the subject of a Notice of Request as referred to in Section 8 below, until such time as such claim or request has been paid in full or otherwise fully settled, compromised or adjusted by the parties and the Escrow Agent.

         8. Request for Payment. If at any time prior to one hundred eighty (180) days after the Closing Date, any party believes that it is entitled to any portion of the Escrow Fund, then such party shall furnish to the Escrow Agent (with a simultaneous copy to the other party), a notice (the "Notice of Request") setting forth the amount to which such party believes it is entitled and the reasons for such belief. If the Escrow Agent does not receive, within ten (10) business days after receipt of the Notice of Request, a notice from the other party (the "Dispute Notice") that a dispute (the "Dispute") exists relating to Buyer's or Seller's right to that portion of the Escrow Fund claimed in the Notice of Request, and if the Escrow Agent has received satisfactory proof that a simultaneous copy of the Notice of Request has been given to the other party, the Escrow Agent shall, immediately after such ten (10) day period, pay the portion of the Escrow Fund claimed in the Notice of Request to the party giving the Notice of Request together with Earnings on such amount to the date of payment. In the event the Escrow Agent receives the Dispute Notice within such ten (10) day period, the Escrow Agent shall promptly notify the party giving the Notice of Request to that effect, and the parties shall attempt to resolve the Dispute amicably within a period of thirty (30) days from the receipt of the Escrow Agent's notice by the party giving the Notice of Request.

         9. Disputes. In the event the Escrow Agent receives a Dispute Notice in accordance with Section 8 above that a Dispute exists, the Escrow Agent shall retain custody of that portion of the Escrow Fund which relates to the Unresolved Claim together with Earnings thereon until the first to occur of the following event:

                  (a) receipt by the Escrow Agent of a notice ("Settlement Notice") signed by both Buyer and Seller that the Dispute has been resolved, said Notice to contain instructions to the Escrow Agent regarding delivery of that portion of the Escrow Fund together with Earnings thereon through the date of payment which relates to the Unresolved Claim; or

                  (b) receipt by the Escrow Agent of official notice of a confirmation by a court of competent jurisdiction resolving the Dispute, which confirmation has become a final order from which no appeal has been or can be had, after which the Escrow Agent shall promptly pay that portion of the Escrow Fund which relates to the Unresolved Claim




                                      E-1-3
         together with Earnings thereon through the date of payment in accordance with the Settlement Notice or the final judgment by a court of competent jurisdiction.

         10. Payment of Fees and Costs. In the event that a party shall be determined by (i) a court of competent jurisdiction, (ii) an arbitrator's binding award, or (iii) a written settlement agreement or release between the parties, to be entitled to payment as set forth in a Notice of Request, a party submitting a Dispute Notice or otherwise disputing such right to payment shall reimburse such party entitled to payment for all its reasonable costs incurred enforcing its Notice of Request or otherwise pursuing its right to payment (including, without limitation, reasonable attorneys' fees and disbursements and all fees and costs incurred by Escrow Agent in connection therewith).

         11. Limitations on Liability of Escrow Agent. Upon termination of this Agreement, the Escrow Agent shall be released and discharged from all further obligations hereunder. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any acts done or omitted to be done, except for its own gross negligence or willful misconduct. If a determination as to whether an event or condition has occurred, or has been met or satisfied, or as to whether a provision of the Asset Purchase Agreement or this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject it to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper or incorrect, provided, only, that the Escrow Agent shall not have been guilty of gross negligence or willful misconduct in making such determination. Subject to the foregoing, Seller and Buyer, acting severally to the extent of 50% each and not jointly, will agree to indemnify and hold Escrow Agent harmless from any and all claims and demands made against it in respect of its position as Escrow Agent and to reimburse Escrow Agent for all reasonable costs and expenses (including reasonable attorneys' fees) arising from a defense against any claim and demands.

         12. Notice. All notices, demands, and requests hereunder shall be in writing and shall be deemed to have been given upon receipt:

                  (a)  To Buyer at:

                           Mr. William R. James
                           James Cable Partners, L.P.
                           710 North Woodward Avenue
                           Bloomfield Hills, MI  48304
                           FAX:  (248) 647-1321

                           with a copy to:

                           J. Kevin Trimmer, Esq.
                           Miller, Canfield, Paddock and Stone, P.L.C.
                           1400 N. Woodward Avenue, Suite 100



                                      E-1-4

                           Bloomfield Hills, MI  48304
                           FAX:  (248) 258-3036

                  (b)      To Seller at:

                           Fannon Cable T.V., Inc.
                           Mr. William Fannon
                           500 Central Avenue
                           LaFollette, TN  37766
                           FAX:  (423) 566-2212

                           with a copy to:

                           Dale C. Allen, Esq.
                           Woolf, McClane, Bright, Allen & Carpenter
                           900 River View Tower
                           900 S. Gay Street
                           Knoxville, TN 37902-1810
                           FAX:  (423) 215-1001

                  c)  To the Escrow Agent at:

                           First American Bank of Knoxville
                           -----------------------------------
                           Knoxville, TN  ________
                           Attn:  ____________________________
                           FAX:   ____________________________

or at such other addresses or facsimile numbers or to such other person as the parties hereto designate by written notice to the other parties.

         13. Escrow Agent's Fees. The Escrow Agent shall be paid its reasonable customary custodial fees as compensation for its services hereunder, which compensation shall be paid equally by Buyer and Seller and Escrow Agent is hereby authorized to deduct the same from the Escrow Fund prior to final disbursement of funds therefrom to Buyer and Seller.

         14.      Miscellaneous.
                  (a) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and cannot be changed or terminated orally.

                  (b) This Agreement shall be governed by and construed in accordance with the substantive law (and not the conflicts of law principles) of the State of Michigan.

                  (c) This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective personal representatives, successors and assigns, except that




                                      E-1-5
         no provision of this Escrow Agreement shall confer rights or benefits upon any person not a party hereto.

                  (d) This Agreement may be executed in one or more counterparts, each of which is to be deemed an original, or which together constitute one and the same instrument.

                  (e) The provisions of this Agreement are severable, and if any provision shall be held invalid or illegal, the validity and legality of the remainder of this Agreement shall not be affected.

                  (f) No modification or amendment of this Agreement shall be valid unless the same is in writing and is signed by the parties hereto and consented to by the Escrow Agent.

                  (g) Notwithstanding anything contained herein to the contrary, the parties hereto may jointly direct the Escrow Agent, in writing, to perform any action contemplated herein, and upon receipt of such joint direction, the Escrow Agent shall act in compliance therewith and be protected thereby.

                  (h) The headings assigned to Sections of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

                  (i) Neither Seller nor Buyer shall pledge, hypothecate or otherwise transfer or attempt to transfer its rights, title or interest hereunder without the prior written consent of the other parties hereto.

                  (j) Recourse for performance of any obligations of Buyer under this Agreement, including but not limited to payment of any costs, fees, judgments, expenses, indemnities, claims or damages (or other amounts of any kind), or recourse under or upon any obligation, covenant or agreement of Buyer in this Agreement shall be limited to the assets of the Buyer and no recourse shall be had against any past, present or future partner of the Buyer (including any general partner), or any officer, director, manager, employee, past, present or future of the Buyer or any past, present or future partner of the Buyer (including any general partner) or of any successor corporation or partnership or against the property or assets of any such partner, officer, employee, manager or director, either directly or through the Buyer or any partner of the Buyer (including any general partner) or any successor corporation or partnership.



                                     E-1-6

         IN WITNESS WHEREOF, the parties hereto have set their hands on the date first above written.

                 SELLER:

                                    FANNON CABLE T.V., INC.,
                                    a Tennessee Corporation


                                    By _______________________________________
                                          William Fannon
                                          Its President


                                    BUYER:

                                    James Cable Partners, L.P., a Delaware
                                    limited partnership
                                    By:   James Communications Partners, a
                                          Michigan co-partnership and
                                          its General Partner
                                          By:  Jamesco, Inc.,
                                                   a Michigan
                                                   corporation and a
                                                   General Partner of
                                                   James Cable
                                                   Partners, L.P.


                                          By _________________________________
                                                   William R. James
                                                   Its President

                                    ESCROW AGENT:

                                    FIRST AMERICAN BANK OF KNOXVILLE


                                    By _______________________________________

                                             Its _____________________________




                                     E-1-7

                                    EXHIBIT 2
                                    ---------

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement, dated this ___ day of __________, 199__, by and among James Cable Partners, L.P., a Delaware limited partnership ("Purchaser"), and William Fannon and other signatory parties hereto (the "Shareholders") and FANNON CABLE T.V., INC., a Tennessee corporation (the "Company"; the Shareholders and the Company, jointly and severally, are each referred to herein as the "Seller").

                                   WITNESSETH:

         WHEREAS, Seller has operated cable television systems serving certain portions of the County of Claiborne, Tennessee, and the surrounding areas (the "Cable Systems"); and

         WHEREAS, Purchaser is acquiring on this date the Cable Systems under an Asset Purchase Agreement between Purchaser and Seller, dated _____________, 199__; and

         WHEREAS, the parties agree that the assets are of little value unless Seller is restricted from competing with Purchaser in the operation of the Cable
Systems:

         NOW, THEREFORE, the parties covenant and agree as follows:

         1. For a period of five (5) years from and after the date of this Agreement, Seller (and each of them) will not, directly or indirectly in any individual or representative capacity whatsoever, manage, operate, control, own, engage in, or be connected, whether as a principal, agent, shareholder, partner, joint venture, employee or investor or otherwise, with any person, firm or corporation engaged in the cable, broad or narrow band video distribution system, wireless, MDS, MMDS, SMATV, DBS, community antenna television business or any similar activity serving any area of the County of Claiborne, Tennessee, or any county adjacent to the County of Claiborne, Tennessee.

         2. The parties hereby acknowledge that money damages alone would not adequately compensate Purchaser in the event of a breach of the foregoing restrictive covenant. Therefore, Seller (and each of them) hereby agrees that in addition to all of the remedies available at law or in equity, Purchaser shall be entitled to injunctive relief for the enforcement of the covenant.

         3. The existence of any claim or cause of action by Seller (or any of them) against Purchaser, relating to the Asset Purchase Agreement, shall not constitute a defense to the enforcement by Purchaser of the foregoing covenants, but shall be litigated separately.

         4. For and in consideration of the aforesaid covenants, Purchaser has paid to Seller the total aggregate sum of Three Hundred Thousand Dollars ($300,000) as prepayment in full of the amount required and in full satisfaction of the terms of this Agreement. The parties hereby acknowledge and agree that the amount of Three Hundred Thousand Dollars ($300,000) paid to Seller hereunder is ordinary income and shall be treated as such for income tax purposes.




                                      E-2-1

         5. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and no change, addition or amendment shall be made to any of its terms, covenants or conditions except by written agreement signed by the parties.

         6. This Agreement shall be construed and enforced in accordance with the substantive law (and not the conflicts of law principles) of the State of Michigan.

         7. The duties and obligations of Seller under this Agreement are personal and may not be assigned or otherwise transferred by Seller. This Agreement shall inure to the benefit of and be binding upon Purchaser and its successors and assigns.

         8. This Agreement may be executed in one or more counterparts, each of which is to be deemed an original, or which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands on the date first written above.

                                       SELLER:

                                       FANNON CABLE T.V., INC.
                                       a Tennessee corporation


                                       By ______________________________________
                                              William Fannon
                                              Its President

                                       -----------------------------------------
                                       William Fannon, Individually


                                       SHAREHOLDERS:

                                       -----------------------------------------
                                       Charles Chadwell,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       Letton Bush,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       Hollis Bush,
                                       Individually as a Shareholder

                                       -----------------------------------------





                                      E-2-2

                                       Robert Fannon,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       William Fannon, Jr.,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       Robert Chad Fannon,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       Michael Fannon,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       William Ryan Fannon,
                                       Individually as a Shareholder

                                       -----------------------------------------
                                       Jennifer Fannon,
                                       Individually as a Shareholder

                                       PURCHASER:

                                       James Cable Partners, L.P., a Delaware
                                       limited partnership
                                       By:      James Communications Partners, a
                                                Michigan co-partnership and
                                                its General Partner
                                                By:  Jamesco, Inc.,
                                                         a Michigan
                                                         corporation and a
                                                         General Partner of
                                                         James Cable
                                                         Partners, L.P.


                                                By _____________________________
                                                         William R. James
                                                         Its President



                                     E-2-3

                                    EXHIBIT 3
                                    ---------



                        (Letterhead of Seller's Counsel)


James Cable Partners, L.P.
710 N. Woodward Ave.
Suite 180
Bloomfield Hills, MI  48304

Attn:  Mr. William R. James

Gentlemen:

         Pursuant to the Asset Purchase Agreement ("Agreement"), dated ___________, 199___ between Fannon Cable T.V., Inc., William Fannon and other "Shareholders" (collectively referred to as "Seller"), and James Cable Partners, L.P. ("Purchaser"), Seller has agreed to sell and Purchaser has agreed to purchase all of the assets of those certain cable television systems referred to in the Agreement. Our opinion has been requested on certain matters in our capacity as counsel for Seller.

         In connection with rendering this opinion, we have examined and are familiar with the corporate documents of Seller, the Agreement, the documents referred to in the Agreement and such other documents and instruments of Seller and certificates of public officials as we deemed necessary or appropriate. With respect to various questions of fact material to this opinion, we have relied upon and assumed, without investigation or inquiry, the truthfulness and accuracy of the representations and warranties made by Seller in the Agreement and in the documents referred to therein and various certificates of public officials and officers of Seller furnished to us.

         In connection with our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to originals of all documents submitted to us as copies. In addition, we have assumed that the parties, other than Seller, to the Agreement and other instruments, documents and agreements referred to therein, have all necessary power and authority to enter into the transactions contemplated thereby, and that each of the same was duly and validly authorized, executed and delivered by, and is binding on, all such other parties.

         Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent that such laws, rulings and regulations are changed in the future.

         Based upon and subject to the foregoing, and subject to the qualifications that follow, we are of the opinion that:



                                      E-3-1

         (1) Fannon Cable T.V., Inc. is a Tennessee corporation duly organized validly existing and in good standing under the laws of the State of Tennessee and is duly qualified to transact business in the State of Tennessee and in all other states where, due to the business or conduct of or property owned by, the Seller, such qualification is required by applicable law, with all requisite power to own its properties and to engage in its business as presently being conducted.

         (2) Seller has the capacity and power to enter into the Agreement and perform its obligations thereunder and to sell, convey, transfer and deliver or cause to be delivered to Purchaser all of the Transferred Assets, as defined in the Agreement.

         (3) The Agreement and the instrument of conveyance and assignment used to convey the Transferred Assets to Purchaser have been duly authorized, executed and delivered by Seller, and constitute the legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject to laws of general application affecting the enforcement of creditors' rights and to the application of general principles of equity.

         (4) The instruments of conveyance and assignments executed and delivered to Purchaser by Seller effectively vest in Purchaser all of Seller's right, title and interest in and to the Transferred Assets, free and clear of all claims, liens, encumbrances, security interests, mortgages or restrictions.

         (5) All proceedings required to be taken by Seller, under Fannon Cable T.V., Inc.'s Articles of Incorporation and Bylaws to authorize the Agreement and Seller's performance thereunder have been fully and properly taken.

         (6) The execution of the Agreement and the consummation of the transactions contemplated thereby will not constitute a violation or default under any provision of Fannon Cable T.V., Inc.'s Articles of Incorporation or Bylaws or under any contract, agreement, indenture, or any instrument to which Seller is a party or by which Seller is bound.

         (7) There is no pending or threatened litigation, action, claim, proceeding or investigation to which Seller is a party or the outcome of which would have a material adverse effect on the transactions contemplated by the Agreement or on any of the property or assets of Seller.

         (8) Seller has good and marketable title to all of the Transferred Assets and the Transferred Assets are owned free and clear of any and all liens, claims and encumbrances.

         (9) Seller owns all licenses, permits, franchises and authorizations necessary for the conduct of its business, all of which were validly created, validly issued to Seller and are in full force and effect without default or other grounds for cancellation.

        (10) The sale, transfer and assignment of the Transferred Assets to Purchaser in accordance with the Agreement is exempt from any law of the State of Tennessee regulating or in any way restricting or imposing conditions on the bulk sale or transfer of assets.




                                      E-3-2

        (11) All approvals or authorizations required by governmental authorities in connection with the Franchises, as defined in the Agreement, have been obtained and such approvals and authorizations are in full force and effect and upon acceptance by Purchaser of such transfers, Purchaser will have all rights as a franchisee under the respective Franchises and in accordance with the respective terms of such Franchises.

        (12) All approvals or consents required to be obtained by third parties to effect the transaction contemplated under the Agreement have been obtained.

                                                     Very truly yours,



                                     E-3-3

                                    EXHIBIT 4
                                    ---------



                      (Letterhead of Seller's FCC Counsel)


James Cable Partners, L.P.
710 N. Woodward Ave.
Ste. 180
Bloomfield Hills, MI  48304

Attn:  Mr. William R. James

Gentlemen:

         Pursuant to the Asset Purchase Agreement ("Agreement"), dated ____________, 199___, between Fannon Cable T.V., Inc., William Fannon and other "Shareholders" (collectively referred to as "Seller"), and James Cable Partners, L.P. ("Purchaser"), Seller has agreed to sell and Purchaser has agreed to purchase all of the assets of those certain cable television systems referred to in the Agreement. Our opinion has been requested on certain matters in our capacity as Federal Communications Commission counsel for Seller. Capitalized terms defined in the Agreement, and not otherwise defined in this letter, are used herein with the same meanings as in the Agreement.

         In order to provide the opinion requested, we have examined such records, certificates and other documents and have considered such questions of law as we deem necessary or appropriate for purposes of evaluating the cable television systems referred to in the Agreement and noted on Schedule I attached hereto as to their compliance with the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Telecommunications Act of 1996 (collectively "Communications Acts"), the Rules and Regulations of the Federal Communications Commission ("FCC"), the Copyright Act of 1976 ("Copyright Act"), the Rules and Regulations of the United States Copyright Office (the "Copyright Office"), the Rules and Regulations of the Federal Aviation Administration ("FAA") and the Franchises. We have not conducted an independent field inspection of the Systems, have not examined their actual day-to-day operations, and express no opinion with respect to these matters. In rendering this opinion, we have relied on certain statements and representations of officers, agents, and employees of the Seller with respect to matters of fact, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies.

         Based upon and limited by the foregoing, and subject to the exceptions noted on Schedule II attached hereto, it is our opinion that:



                                      E-4-1

         1. Schedule I to this letter lists all authorizations, licenses, franchises, and permits of the FCC, FAA and any other governmental authority pertaining to the Systems, and the same constitute the only authorizations, licenses, franchises and permits required by the FCC, FAA and any other governmental authority in connection with the operation of the Systems as now conducted. Each such license, permit, franchise and authorization has been validly issued and is in full force and effect, and the Systems are in compliance with each such license, permit, franchise and authorization.

         2. Registration Statements and 1987 FCC Forms 325, Schedule 2, specifying each of the signals the Systems currently provide to customers and identifying each frequency used by the Systems, are on file with the FCC. All required Forms 325, Schedule 1 and Schedule 2 and Forms 395A are on file with the FCC and all FCC authorizations needed to utilize those frequencies currently used have been obtained. Carriage of these signals is consistent with the Communications Acts and the Rules and Regulations of the FCC. Seller has the legal right and authority, including, without limitation, all necessary authorizations from the FCC, and all state or local regulatory authorities having jurisdiction over the Systems, to continue to carry and use all signals now being carried. Seller has obtained retransmission consent or is in compliance with "must carry" requirements with respect to all broadcast signals carried on the Systems. Seller has obtained every annual EEO Certification for each of the Seller's EEO employment units. All notices and reports, statements, forms and other filings required to be filed with the FCC and all other governmental authorities by Seller with respect to the Systems have been filed, including without limitation, quarterly and annual CLI reports prepared and filed as required, and all such notices and reports, statements, forms and other filings are accurate and complete in all material respects.

         3. There is no FCC judgment, decree, forfeiture, notice of apparent liability or other order (including, without limitation, any order or investigation relating to the subscriber rates charged by the Systems) which has been issued with respect to the Systems. To the best of our knowledge after due inquiry, and except with respect to general rulemakings and similar matters relating generally to the cable television industry, there is no FCC order, action, proceeding or investigation (including, without limitation, any order or investigation relating to the subscriber rates charged by the Systems) pending or threatened by the FCC with respect to the Systems, which would materially adversely affect the operations of the Systems.

         4. All Notices, Statements of Account, supplements, and other documents required under the Copyright Act and under the rules of the Copyright Office have been completed and timely filed with the Copyright Office and are accurate and complete in all material respects, and all fees required to be paid with respect to the Systems under the terms of the Copyright Act (Public Act 94-553) have been properly computed and paid by Seller. All royalties required by the Rules and Regulations of the Copyright Office have been paid. The filing of said documents and the payment of said fees constitute the only authority required under the Copyright Act for carriage of the broadcast signals carried on the Systems. To the best of our knowledge, there have been no inquiries received from the Copyright Office or any other party which question the copyright filings or payments made with respect to the Systems, and there is no claim, action,




                                      E-4-2
investigation or demand for copyright infringement or for non-payment of royalties pending or threatened against the Systems.

         5. To the best of our knowledge after due inquiry, all towers and other facilities (including without limitation any facilities used for transmitting or receiving radio frequencies) relating to the Systems are in compliance with applicable Rules and Regulations of the FAA and the FCC, and Seller has obtained all necessary FAA and FCC approvals, licenses, permits and waivers with respect to the Systems' towers and other facilities. Seller has obtained all required certificates, licenses, permits, and clearances from governmental agencies with respect to all of Seller's towers, earth stations, business radios, microwave systems, and any other radio frequencies carried or used by the Systems and all such approvals, licenses, permits, certificates and clearances are in full force and effect.

         6. All of the Statements and Reports referenced in Schedule III attached hereto are in full force and effect except as shown in Schedule III.

         7. All consents and authorizations from the FCC, FAA, local franchising authorities and any other governmental authority necessary to effect the transaction contemplated under the Agreement have been obtained.

         8. Seller has provided the written renewal notice specified in 47 U.S.C. sections 546(a) with respect to any of the Franchises affecting the Systems which expire within three years of the Closing Date.

         9. To the best of our knowledge and after due inquiry, Seller and the Systems are in substantial compliance with the Franchises, and Seller has received no notice and opportunity to cure within the meaning of 47 U.S.C. sections 546(d) except as set forth in Schedule IV.

        10. To the best of our knowledge after due inquiry, the Systems are being operated in full compliance with the Communications Acts, including, without limitation, those provisions concerning commercial use, privacy, lockboxes, subscriber rate regulation, cable system renewal standards and signal quality, and equal employment opportunity; the Copyright Act; and all Rules and Regulations, orders, policies and procedures of the FCC, the FAA, local franchising authorities and such authorities' authorizations for the Systems, and the Copyright Office.

                                                     Very truly yours,







                                     E-4-3

                                    EXHIBIT 5
                                    ---------



                       (Letterhead of Purchaser's Counsel)


Fannon Cable T.V., Inc.



Attention: Mr. William Fannon

Gentlemen:

         Pursuant to the Asset Purchase Agreement ("Agreement"), dated ___________, 199___, between Fannon Cable T.V., Inc., William Fannon and other "Shareholders" (collectively referred to as "Seller"), and James Cable Partners, L.P. ("Purchaser"), Seller has agreed to sell and Purchaser has agreed to purchase all of the assets of those certain cable television systems referred to in the Agreement. Our opinion has been requested on certain matters in our capacity as counsel for Purchaser.

         In connection with rendering this opinion, we have examined and are familiar with the Limited Partnership Agreement of Purchaser dated as of January 12, 1988 ("Partnership Agreement"), as amended from time to time, the Agreement and such other documents and instruments of Purchaser and certificates of public officials as we deemed necessary or appropriate. With respect to various questions of fact material to this opinion, we have relied upon and assumed, without investigation or inquiry, the truthfulness and accuracy of the representations and warranties made by Purchaser and Seller in the Agreement and in the documents referred to therein and various certificates of public officials and officers of Purchaser furnished to us.

         In connection with our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to originals of all documents submitted to us as copies. In addition, we have assumed that the parties, other than Purchaser, to the Agreement and other instruments, documents and agreements referred to therein, have all necessary power and authority to enter into the transactions contemplated thereby, and that each of the same was duly and validly authorized, executed and delivered by, and is binding on, all such other parties.

         Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent that such laws, rulings and regulations are changed in the future.




                                      E-5-1

         Based upon and subject to the foregoing, and subject to the qualifications that follow, we are of the opinion that:

         1. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution, delivery and consummation of the Agreement will not conflict with any provision of Purchaser's Agreement of Limited Partnership, or with any provision under any contract, agreement, indenture, or any instrument to which Purchaser is a party or by which Purchaser is bound.

         3. Purchaser has the capacity and power to execute the Agreement and to carry out its obligations thereunder, and the Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and to the application of general principles of equity.

         We are members of the bar of the State of Michigan and our opinion is limited to the laws of the State of Michigan and we express no opinion as to the laws of any other jurisdiction.

         This opinion is delivered to you and is solely for your information. It is not to be quoted in whole or in part or otherwise referred to, except in a list of closing documents, and is not to be filed with any governmental agency or other person without our prior written consent. We express no opinion as to any matter not specifically addressed herein. No one other than the addressee is entitled to rely upon this opinion.

                                              Very truly yours,

                                              Miller, Canfield, Paddock and
                                                  Stone, P.L.C.




                                     E-5-2

                         THE CITY OF TAZEWELL, TENNESSEE


                             ______________, 199___




James Cable Partners, L.P.
710 N. Woodward Avenue, Suite 180
Bloomfield Hills, Michigan 48304

Dear Sir of Madam:

         The City of Tazewell entered into a Franchise Agreement dated August 14, 1990 (the "Franchise Agreement"), with Fannon Cable T.V., Inc. ("Fannon"), to allow Fannon to establish, acquire, and construct a cable television system within the city limits of Tazewell, Tennessee. We understand that James Cable Partners, L.P. ("James"), has entered into a contract with Fannon to buy Fannon's assets and assume Fannon's rights and obligations under the Franchise Agreement.

         The City of Tazewell hereby confirms that it has received notification of the proposed transfer and assignment of the Franchise Agreement from Fannon to James.

         The City of Tazewell also confirms that as of the date of this letter:
(1) the Franchise Agreement is in full force and effect in accordance with its terms; (2) the Franchise Agreement has not been modified in any way since its creation; (3) there exists no default under the Franchise Agreement; and, (4) no event has occurred which would lead to an event of default under the Franchise Agreement.

         Finally, the City of Tazewell confirms that James may pledge or create a security interest in the Franchise Agreement in favor of a creditor of James, and that the City of Tazewell has received any notification required under the Franchise Agreement pursuant to the creation of any such security interest. Any creditor of James that takes such a security interest shall only have responsibilities under the Franchise Agreement in the event it foreclosures on the indebtedness, and only after a proper foreclosure sale and notification to the City of Tazewell.

                         THE CITY OF TAZEWELL, TENNESSEE

                         By:  ________________________________________

                         Its: ________________________________________